Exhibit 16.1

December 1, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have received a copy of, and are in agreement with, the statements being made by Arrhythmia Research Technology, Inc. in Item 4.01 of its Form 8-K dated November 30, 2011, captioned “Changes in the Registrant's Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ CCR LLP
CCR LLP
Westborough, Massachusetts